                                     LEASE


THIS LEASE is made this 16th day of December, 1997 between Akzo Nobel Chemicals Inc., a Delaware Corporation, having a place of business at Livingstone
Avenue, Dobbs Ferry, New York ("Akzo Nobel"), and Just Toys, Inc., a Delaware Corporation, having a place of business at 50 West 23rd Street, New York, New York 10010("Tenant").

                                  WITNESSETH:


WHEREAS, Akzo Nobel owns real estate and several buildings on Livingstone Avenue in Dobbs Ferry, New York, ("Akzo Nobel's Site"); and

WHEREAS, Akzo Nobel's Site has vacant space which Akzo Nobel would like to Lease to Tenant; and

WHEREAS, Tenant would like to lease space from Akzo Nobel.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree to the following terms and conditions:


     1. PREMISES:(a) Akzo Nobel hereby leases to Tenant and Tenant hereby leases from Akzo Nobel the entire first floor in Building C of Akzo Nobel's Site consisting of approximately twelve thousand, five hundred (12,500) square feet of rentable floor area (the "Premises"). Attached hereto as Exhibit A is a floor plan of the Premises and attached hereto as Exhibit B is a diagram of Akzo Nobel's Site. The Premises shall include the appurtenant right to use, in common with others, the lobbies, entrances, stairs, elevators, restrooms and other public portions of Building C as the same may change from time to time.

                  (b) Akzo Nobel will perform the work and make the installations in accordance with the schematic previously provided to Tenant and initialed as of the date hereof as well as the work letter as set forth in Exhibit C ("Landlord's Work"). Any changes or additions which Tenant requests to the Landlord's Work, which increase the cost or scope of Landlord's Work,


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shall be at the sole cost and expense of Tenant. In addition, Akzo Nobel will install a unisex bathroom in the Demised Premises which shall be in compliance with the Americans with Disabilities Act.

                  (c) Landlord represents that upon substantial completion of the Landlord's Work, the Premises may be lawfully occupied by Tenant for the use set forth in Section 2. Landlord represents that upon completion of Landlord's Work, the Premises will comply with applicable laws.

         2. USE: The Premises shall be used and occupied by Tenant for administrative, general office and showroom purposes and uses related thereto including incidental storage. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon Akzo Nobel's Site or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering Akzo Nobel's Site or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants at Akzo Nobel's Site or injure or unreasonably annoy them, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

         3. TERM: (a) The term of this Lease shall be for a period of ten (10) years, two (2) months commencing on the later of (i) substantial completion of Landlord's Work or (ii) March 1, 1998 ("Commencement Date") and terminating April 30, 2008 ("Term"). Akzo Nobel will permit Tenant access to the Premises two (2) weeks prior to the Commencement Date in order to install wiring and work stations.

                  (b) Except as set forth in Section 3(c), should (i) the Commencement Date be delayed past (i) April 1, 1998, Tenant shall be entitled to two (2) days free rent for each day of delay past April 1 and (ii) should


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the Commencement Date be delayed past May 1, 1998, Tenant shall have the option to terminate this lease and have its Letter of Credit promptly returned.

                  (c) Should Tenant be responsible for any delay in the Commencement Date for reasons including, but not limited to, (i) failing to approve construction documents within five (5) days of presentation or (ii) requests made by Tenant to change Landlord's Work, than the April 1 and May 1 dates set forth above shall be moved back one day for each day of delay caused by Tenant.

         4. RENT: (a) During the Term Tenant shall pay the base rent for the Premises ("Base Rent") in accordance with the following schedule:


Period                                               Annual Rent    Monthly Rent
------                                               -----------    ------------

March 1, 1998     -         April 30, 1998                -0-           -0-
May 1, 1998       -         February 28, 1999                         $15,594
March 1, 1999     -         February 29, 2000          $190,625        15,885
March 1, 2000     -         February 28, 2001           200,375        16,698
March 1, 2001     -         February 28, 2002           203,875        16,990
March 1, 2002     -         February 28, 2003           213,625        17,802
March 1, 2003     -         February 29, 2004           217,125        18,094
March 1, 2004     -         February 28, 2005           226,875        18,906
March 1, 2005     -         February 28, 2006           230,375        19,198
March 1, 2006     -         February 28, 2007           240,125        20,010
March 1, 2007     -         February 29, 2008           243,625        20,302
March 1, 2008     -         April 30, 2008                             20,594

                  (b) The Base Rent shall include all real estate taxes, heating and cleaning expenses (in accordance with Section 6) but does not include charges for electricity for the Premises. The base charge for electricity (Electricity Charge) shall be Twenty-Eight Thousand, One Hundred, Twenty-Five Dollars ($28,125) per year which is Two Dollars and Twenty-Five cents ($2.25) per square foot per year payable monthly along with the Base Rent in the amount of Two Thousand, Three Hundred, Forty Four Dollars ($2,344) commencing March 1, 1998. Akzo Nobel may increase the Electricity Charge if it conducts a survey and determines that Tenant's actual usage exceeds Two Dollars and Twenty-Five cents ($2.25) per square foot per year. Such increase


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shall reflect Tenant's actual consumption. Akzo Nobel may perform such survey as often as it deems appropriate. Tenant may conduct an independent survey of electrical consumption if it contests Akzo Nobel's determination.

                  (c) Tenant will pay the Base Rent and Electricity Charge in equal monthly installments on or before the first day of the month. Additional Charges (i.e., HVAC during extra hours, maintenance costs payable by Tenant, charges for amenities) shall be payable within ten (10) days following receipt of invoice from Akzo Nobel. Tenant will pay all such amounts to:

         Akzo Nobel Chemicals Inc.
         1 Livingstone Avenue
         Dobbs Ferry, N.Y., 10522

         Attn:  Site Controller

         5. MAINTENANCE: (a) Akzo Nobel shall perform all maintenance and make all repairs and replacements to Building C including the Premises, not otherwise specifically imposed upon Tenant by the provisions of this Lease or occurring, as a result of Tenant's willful act or negligence. Without limiting the generality of the foregoing sentence, Akzo Nobel shall maintain, repair and replace, as necessary, and keep in good order, safe and clean condition:
(1) the plumbing, HVAC, electrical and mechanical lines and equipment associated therewith, and elevators and boilers, all of which are located in or serve the Premises and common areas of Building C; (2) underground utility lines and transformers and interior and exterior structure of Building C, including the roof, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to Building C; (3) the interior walls, ceilings, floors and floor coverings (including carpets and tiles) of the common areas of Building C but excluding the interior walls, ceilings, floor and floor covering of the Premises which shall be the sole responsibility of Tenant and repaired and maintained at Tenant's sole cost and expense (except if such areas need repair as a result of construction defects or damages caused by Akzo Nobel); (4) the exterior improvements to the property surrounding Building C, including landscaping; and (5) the common areas located within or outside Building C, including the common area entrances, corridors, doors and windows, stairways and the parking facility and access ways therefor.



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                  (b) During the term of this Lease, Tenant shall conform to all laws, rules, ordinances, orders and regulations of any federal, state and local authority which are applicable to the use and occupancy of the Premises.

                  (c) During the term of this Lease Tenant shall take good care of the Premises and Akzo Nobel's fixtures and appurtenances thereto. Tenant shall at the end of the Lease surrender to Akzo Nobel the Premises and all alterations, additions and improvements thereto in as good or better condition as when received, ordinary wear and tear, damage thereto by fire, earthquake, Act of God excepted.

                  (d) If Tenant requests Akzo Nobel to provide maintenance or repair services which are not Akzo Nobel's responsibility pursuant to this
Section 5, or if such maintenance or repair becomes necessary due to the actions of Tenant, such service shall be provided by Akzo Nobel and charged to Tenant as an Additional Charge. Tenant agrees that all maintenance and repairs on the Premises shall be provided by Akzo Nobel at competitive costs. Akzo Nobel will provide Tenant with written estimates for all work requested by Tenant. Tenant shall approve such estimates prior to commencement of the work.

                  (e) Akzo Nobel shall, upon advance oral notice to Tenant (except in any emergency), have the right at all reasonable times during normal business hours to inspect the Premises and show the same to prospective mortgagees and, at all times to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that Akzo Nobel shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Premises.

         6. SERVICES: (a) Akzo Nobel shall, unless otherwise specifically provided, furnish to Tenant at Akzo Nobel's expense the following services, utilities, supplies and facilities:

         (1) access to the Premises twenty-four (24) hours a day, seven (7) days a week (except if Akzo Nobel's Site is closed due to inclement weather);

         (2) heat, ventilation and air conditioning (from May 15 through October 15 of each year) on Akzo Nobel's business days from 6:30 a.m. to 6:30 p.m. Monday through Thursday and from 6:30 a.m. to 5:30 p.m. on Friday and, at Tenant's request, at all other times as hereinafter


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         provided in this Paragraph. Attached as Exhibit D, is Akzo Nobel's
         Holiday Schedule for 1998, which is provided as an example only, it being understood that Akzo Nobel may change the holidays it observes in later years. Such heating, ventilation and air conditioning shall be supplied from Akzo Nobel's system. Akzo Nobel shall furnish air conditioning beyond the above stated hours if maintenance personnel will be available to oversee the provision of such service, provided that notice requesting such service is delivered to Akzo Nobel on the business day prior to when such service is required for the evening, and two business days prior to when such service is required on a Saturday, Sunday or holiday of Akzo Nobel's. Akzo Nobel's reasonable cost of supplying such additional service shall be paid by Tenant as an Additional Charge. Akzo Nobel shall bill Tenant on or before the last day of the month following the month in which such charges are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Attached as Exhibit E, are the current charges for air conditioning during hours outside of Akzo Nobel's normal business hours. Akzo Nobel will make a reasonable effort to obtain the services of maintenance personnel to make air conditioning available outside of Akzo Nobel's normal business hours.

         (3) cleaning and janitor services, including removal of refuse and rubbish and the furnishing of washroom supplies, shall be provided by Akzo Nobel at Akzo Nobel's cost and expense and will be provided in accordance with Exhibit F "Cleaning Specifications";

         (4) hot and cold running fresh water adequate for Tenant's purposes;

         (5) vermin extermination;

                  (b) It is understood that Akzo Nobel does not warrant that any of the services referred to above, or any other services which Akzo Nobel may supply, will be free from interruption. Akzo Nobel agrees to use a reasonable effort to assure that services are not interrupted. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of severe weather condition, accident or repairs, alterations or


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improvements necessary to be made, by strikes or accident or by any cause beyond the reasonable control of Akzo Nobel, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall never be deemed an eviction or disturbance to Tenant's use and possession of the Premises or any part thereof, or render Akzo Nobel liable to Tenant for damages by abatement of rent or relieve Tenant of performance of Tenant's obligations under this Lease.

     7. IMPROVEMENTS AND ALTERATIONS: (a) Tenant will not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Akzo Nobel's written approval which approval shall not be unreasonably withheld. Any alterations, additions or improvements to the Premises consented to by Akzo Nobel shall be made by Tenant at Tenant's sole cost and expense, and any contractor or other person selected by Tenant to make the same shall be subject to Akzo Nobel's prior written approval which approval shall not be unreasonably withheld. At Akzo Nobel's option, all alterations, additions, fixtures and improvements (exclusive of Tenant's office furniture, business machinery, and trade fixtures), whether temporary or permanent in character, made in or upon the Premises either by Tenant, or by Akzo Nobel on behalf of Tenant, shall immediately become Akzo Nobel's property and, at the end of the Term hereof, shall remain on the Premises without compensation to Tenant. Akzo Nobel upon written notice to Tenant at the expiration or other termination of this Lease shall have the option to require Tenant to remove any additions, improvements, alterations, fixtures and/or installations made by Tenant, or by Akzo Nobel on behalf of Tenant, at Tenant's sole cost and expense and shall restore the Premises to their original condition as delivered to Tenant by Akzo Nobel at the commencement of the Lease, ordinary wear and tear, damage thereto by fire, earthquake, Act of God excepted. If Tenant should fail to restore the Premises to their original condition after notice from Akzo Nobel, then Akzo Nobel may, at Akzo Nobel's option, restore the Premises to their original condition and Tenant shall promptly reimburse Akzo Nobel for the cost of such work. Tenant may remove any of Tenant's office furniture, business machinery, or trade fixtures from the Premises which can be removed without damage to the Premises. Tenant shall promptly repair, at Tenant's expense, any damage to the Premises caused by the removal of such office furniture, business machinery, or trade fixtures.


                                      7
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Notwithstanding anything to the contrary above (i) Tenant will not be required or permitted to remove Landlord's Work and (ii) if Tenant seeks to make any improvements to the Premises, Akzo Nobel must advise Tenant at the time it approves Tenant's plans, whether Akzo Nobel will require the improvements to be removed at the end of the Lease.

                  (b) Any alteration, addition, or improvement shall, when completed, be of such a character as not to lessen the value of the Premises or such improvements as may be then located thereon. Any alteration, addition, or improvements shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and offices. The costs of any such alteration, addition or improvement shall be paid by Tenant, so that the Premises and any improvements at anytime located thereon shall at all times be free of liens for services performed, labor and material supplied or claimed to have been supplied. Before any alteration, addition or improvement shall be commenced, Tenant shall pay the amount of any increase in premiums on insurance policies (provided for under this Lease) on account of endorsements to be made thereon covering the risk during the course of such alteration, addition or improvement.

         8. REMOVAL OF GOODS AND TENANT'S REPAIRS: At the expiration or earlier termination of this Lease, Tenant will remove its goods and effects (except as elsewhere provided in this Lease) and will peaceably yield up to Akzo Nobel the Premises broom clean and in good order and condition, excepting ordinary wear and tear.

         9. CASUALTY: (a) In the event any portion of the Premises, common areas of Building C, or equipment or systems serving the Premises or common areas (hereinafter collectively referred to as the "damaged property") is damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature and the damaged property can, in the opinion of Akzo Nobel's architect, be repaired within ninety (90) consecutive days from the date of the damage, Akzo Nobel shall proceed immediately to make such repairs. This Lease shall not terminate, but Tenant shall be entitled to a proportionate abatement of Base Rent and Electricity Charges payable during the period commencing on the date of the damage and ending on the date the damaged property is repaired as aforesaid and the Premises are delivered to


                                      8
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Tenant. The extent of rental abatement shall be based upon the portion of the
Premises rendered untenantable, unfit or inaccessible for use by Tenant during such period. If the damage to the Premises results in Tenant being unable to effectively utilize the Premises, the abatement of rent shall be one hundred percent (100%) during such period. When required by this Paragraph the architect's opinion shall be delivered to Tenant within thirty (30) consecutive days from the date of damage.

                  (b) If (1) in the opinion of Akzo Nobel's architect, damage to the property cannot be repaired within ninety (90) consecutive days from the date of the damage, or (2) in the opinion of Akzo Nobel's architect, the cost of repair will exceed thirty (30%) percent of the replacement cost (exclusive of architectural and engineering fees, excavation, footings and foundations) of Building C, either party may terminate this Lease by notice to the other within twenty (20) consecutive days from the date on which the architect's opinion is delivered to Tenant. If Akzo Nobel fails to complete the repair of the damaged property within the time periods required by this Section, subject to an extension of time allowed for an excusable delay (as hereinafter defined), Tenant may terminate this Lease. When termination is based on the architect's opinion, and otherwise by such notice within twenty
(20) consecutive days from the end of the ninety (90) day period, as it may have been extended by an excusable delay, Base Rent and Electricity Charges shall be apportioned as of the date of the damage and all prepaid rent shall be repaid.

                  (c) In the event neither party exercises its option to terminate hereunder Akzo Nobel shall, with due diligence, repair, alter and restore the damaged property as a complete architectural unit of substantially the same proportionate usefulness, design and construction as existing immediately prior to the date of the damage; with the exception of improvements made after the date of this Lease pursuant to Section 7.

                  (d) If Akzo Nobel is prevented from complying with its obligations set forth in this Section because of delays caused by strikes, riots, fire, Acts of God, governmental intervention, or the like which are not within the reasonable control of Akzo Nobel (hereinafter referred to in this Lease as an "excusable delay") the time for completion of Akzo Nobel's obligation, if adversely affected by an excusable delay, shall be extended by one day for each day of an excusable delay. Whenever Akzo Nobel is of the


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opinion that there has been an excusable delay it shall, within five (5)
business days thereafter, notify Tenant thereof.


                  (e) If Akzo Nobel undertakes but fails to repair and restore the damaged property as required by the provisions of this Paragraph and deliver the Premises to Tenant within one hundred fifty (150) consecutive days from the date of the damage, for any reason other than a delay caused by an act or omission of Tenant, Tenant may terminate this Lease by notice to Akzo Nobel within one hundred sixty (160) consecutive days from the date of the damage. In such event, this Lease and the term hereof shall terminate on the date specified in the notice and Base Rent and Electricity Charges shall be apportioned as of the date of the damage and all prepaid Base Rent and Electricity Charges shall be repaid.

         10. INSURANCE: (a) Tenant shall purchase or cause to be purchased, and cause to be maintained in effect for the term of this Lease, with insurance carriers reasonably acceptable to Akzo Nobel the following:

           i) Workers' Compensation (or the equivalent) Insurance as required by the Statutes of the State of New York and Employers' Liability Insurance in the amount of not less than One Million Dollars ($1,000,000).

          ii) Comprehensive General Liability Insurance, including Premises/Operations Liability, fire legal liability, and contractual liability, in the amount of not less than One Million Dollars ($1,000,000) per occurrence combined single limit and Two Million Dollars ($2,000,000) annual aggregate.

         iii) Comprehensive Automobile Liability for owned, leased, and hired automobiles in the amount of not less than One Million Dollars ($1,000,000).

                  (b) The liability insurance required above may be provided under one or more occurrence-based primary and excess policies. If coverage is maintained under claims made policies, Tenant agrees to maintain the continuity of such insurance policies for a period of three years following the termination of this Lease and/or vacancy by Tenant of the Premises.

                  (c) Tenant's insurance policy or policies shall include and


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provide coverage for Tenant's indemnity obligations under Section 14 of this
Agreement. Tenant shall provide satisfactory proof of valid insurance coverage by way of Certificates of Insurance showing Akzo Nobel as an additional insured to all liability insurance policies, except Worker's Compensation, and further providing that such policies shall not be materially altered or canceled except upon at least thirty (30) days prior written notice to Akzo Nobel.


                  (d) Tenant shall be responsible for insuring its own personal property and equipment on the Premises, and Tenant shall purchase and maintain insurance as Tenant deems adequate with respect to the Premises to protect its property and its business, it being understood that Akzo Nobel shall not be liable for damages to Tenant's property or business interruption unless occasioned by the willful or negligent misconduct of Akzo Nobel.

                  (e) Tenant shall not store any materials or engage in any practices other than an accepted use in accordance with Section 2 which would have the effect of increasing the insurance rates on Building C or Akzo Nobel's Site or its contents above what they would be if Tenant were not in occupancy of the Premises. Tenant shall not store any materials or rubbish outside the Premises.

         11. CONDEMNATION: (a) If at any time during the term the whole of the Premises shall be taken for any public or quasi-public use, under any statue, or by right of eminent domain, except as provided in subparagraph (c), this Lease shall terminate on the date of such taking.

                  (b) If less than all the Premises shall be taken and, in Tenant's reasonable opinion communicated by notice to Akzo Nobel within sixty
(60) consecutive days after notice of such taking, Tenant is able to gain access to and continue the conduct of its business in the part not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Base Rent and Electricity Charge based on the proportion which the area of the space so taken bears to the area of the space demised hereunder immediately prior to such taking.

                  (c) If the use and occupancy of the whole or any part of the Premises is temporarily taken for a public or quasi-public use for a period


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greater than two (2) months but less than the balance of the term, at Tenant's option to be exercised in writing and delivered to Akzo Nobel not later than sixty (60) consecutive days after the date Tenant is notified of such taking, this Lease and the term hereby granted shall terminate on the date specified in Tenant's notice or shall continue in full force and effect. If this Lease remains in effect, Tenant shall be entitled to a proportionate abatement of the Base Rent and Electricity Charge in the manner and to the extent provided in paragraph (b).

                  (d) Akzo Nobel shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Akzo Nobel. Tenant shall be entitled to receive any separate award for the taking of Tenant's trade fixtures and/or for its relocation costs.

                  (e) If there is a taking hereunder and this Lease is continued, Akzo Nobel shall, at its expense, proceed with reasonable diligence to repair, alter and restore the Premises as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of taking.

                  (f) Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Premises or Akzo Nobel's Site in lieu or under threat of condemnation.

         12. SIGNS: Tenant shall not place any signs on Akzo Nobel's Site or exterior of the Premises. Akzo Nobel shall place Tenant's name on an exterior sign as well as on the interior lobby directory.

         13. PARKING: Akzo Nobel shall provide and maintain for Tenant's employees, thirty-nine (39) general unassigned parking spaces in Akzo Nobel's North Lot. Tenant agrees that it will not use any other of Akzo Nobel's parking facilities. Use of any other parking lot by Tenant's employees, agents or invitees will result in such vehicles being towed at Tenant's expense.

         14. INDEMNIFICATION: Tenant hereby agrees to indemnify and hold Akzo Nobel harmless against and from any and all claims of damages or injury arising from Tenant's use of the Premises, Akzo Nobel's Site, common areas and


                                      12
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parking facilities, or the conduct of its business or from any activity, work, or thing(s) done, permitted or suffered by Tenant in the Premises, Akzo
Nobel's Site, common areas and parking facilities, and shall further indemnify and hold harmless Akzo Nobel against and from any and all claims of third parties arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, employees, visitors, invitees, contractors, or licensees, and from and against all costs, attorneys' fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Akzo Nobel by reason of such claim, Tenant, upon notice from Akzo Nobel, shall defend the same at Tenant's expense by counsel reasonably approved by Akzo Nobel. Tenant, as a material part of the consideration to Akzo Nobel, hereby assumes all risk of damage to Tenant's property or injury to Tenant's employees, agents, visitors, invitees and licensees in or upon the Premises, and parking facilities, and Tenant hereby waives all claims in respect thereof, from any cause whatsoever, against Akzo Nobel, except claims for personal injury or property damage which are caused primarily by the negligence, fault or omission of Akzo Nobel, or of its agents or employees. Neither party shall be liable to the other for any unauthorized or criminal entry of third parties into the Premises, Akzo Nobel's Site, or parking facilities, or for any damage to person or property, or loss of property in and about the Premises, Akzo Nobel's Site, parking facilities and the approaches, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of breakdown, malfunction or insufficiency of any security measures, practices or equipment provided by Akzo Nobel or Tenant. Tenant shall immediately notify Akzo Nobel in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Akzo Nobel as to which Tenant has knowledge. Akzo Nobel shall not be liable to Tenant for interference with the light or other incorporeal hereditaments intangible, real, or mixed property or for any damage therefrom to Tenant or Tenant's property from any cause beyond Akzo Nobel's reasonable control. Tenant hereby agrees that in no event shall Akzo Nobel be liable for consequential damages, including injury to Tenant's business or any loss of income therefrom, nor shall Akzo Nobel be liable to Tenant for any damages caused by the act or neglect of any other tenant at


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Akzo Nobel's Site. The provisions of Section 14 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

         15. DEFAULT: (a) If Tenant shall default in the payment of Base Rent, Electricity Charge and/or Additional Charges and such default shall continue for ten (10) consecutive days after notice thereof from Akzo Nobel, or if Tenant shall default in the performance of any of its other obligations under this Lease, and if such default shall continue thirty (30) consecutive days after notice thereof from Akzo Nobel specifying in what manner Tenant has defaulted (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, not to exceed an additional thirty (30) days, provided that Tenant commences to cure such default within the thirty (30) day period, and proceeds diligently thereafter to effect such cure), Tenant will be deemed to have materially breached this Lease.

                  (b) Upon the occurrence of any of the aforesaid events of default, Akzo Nobel shall have the option to pursue any one or more of the following remedies with written notice as provided for herein: (i) terminate this Lease in which event Tenant shall immediately surrender the Premises to Akzo Nobel and if Tenant fails to do so, Akzo Nobel may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefore, and Tenant hereby agrees to pay Akzo Nobel on demand the amount of all loss and damage which Akzo Nobel may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise; (ii) enter upon and take possession of the Premises by appropriate judicial proceedings (unless the Premises have been abandoned) and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, if necessary, without being liable for prosecution or any claim of damages therefore and, if Akzo Nobel so elects, relet the Premises on such terms as Akzo Nobel may deem advisable, without advertisement, and by private negotiations, and receive the rent therefore, and Tenant hereby agrees to pay to Akzo Nobel the deficiency, if any, between all rent and charges reserved hereunder and the total rental applicable to the term hereof obtained by Akzo

Nobel's reletting, and Tenant shall be liable for Akzo Nobel's expenses in restoring the Premises and all costs incident to such reletting including without limitation, brokerage fees and attorney's fees; (iii) enter upon the Premises by force, if necessary, without being liable for prosecution or any claim of damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Akzo Nobel on demand for any expenses including, without limitation, reasonable attorney's fees which Akzo Nobel may incur in thus effecting compliance and Akzo Nobel shall not be liable for any damages resulting to Tenant from such action.

                  (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Rent, Electricity Charge or Additional Charge and assessments payable by Tenant and due to Akzo Nobel hereunder or of any damages accruing to Akzo Nobel by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No action taken by or on behalf of Akzo Nobel shall be construed to be an acceptance of a surrender of this Lease. Forbearance by Akzo Nobel to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Akzo Nobel may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Akzo Nobel as above provided, allowance shall be made for the expenses of repossession. In the event a lawsuit is instituted between Akzo Nobel and Tenant in connection with this Lease, the non-prevailing party shall pay the prevailing party's reasonable attorneys fees.

         16. HOLDOVER: If the Tenant remains in the Premises beyond the expiration date or earlier termination of the term of this Lease, such holding over in itself shall not constitute a renewal or extension of this Lease, but in such event, a tenancy from month to month shall arise at one hundred and fifty percent (150%) of the then monthly Base Rent, and one hundred percent (100%) of the then monthly Electricity Charge. In the event of any such holding over, Tenant shall also indemnify Akzo Nobel against all claims by any other person or entity to whom Akzo Nobel may have leased or agreed to lease all or any part of the Premises effective upon or after the expiration or termination of the Lease provided if the Lease is terminated pursuant to
Section 4 on April 30, 2008, Tenant shall not be responsible for hold-over claims occurring before it has received at least thirty (30) days notice of such other lease and in no event earlier than June 1, 2008.

         17. SUBORDINATION: This Lease, at Akzo Nobel's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon Akzo Nobel's Site and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall in writing, elect to have this Lease prior to the lien of its mortgage deed of trust or ground lease, then this Lease shall be deemed prior to such mortgage, deed or trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. As of the date of this Lease, there is no mortgage on the Site.

         18. NOTICES: Any notice, request, communication or demand under this Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, given or served personally, by recognized overnight courier service which provides written evidence of delivery or by registered or certified mail (return receipt requested) and deposited in the United States general or branch post office. Any notice, request, communication or demand by Tenant to Akzo Nobel shall be addressed to the Site Services Manager at Akzo Nobel Chemicals Inc., 1 Livingstone Avenue, Dobbs Ferry, New York 10522. Any notice, request, communication or demand by Akzo Nobel to Tenant shall be addressed to Tenant at the Premises, attention corporate secretary. If a notice is served personally, there must be a receipt evidencing service. If notice is delivered by mail, the effective date of delivery will be the third business day after mailing. A copy of any notice provided to Tenant must also be sent to:

                            Donald D. Shack, Esq.
                            Shack & Siegel P.C.
                            530 Fifth Avenue
                            New York, NY 10036

         19. ASSIGNMENT: (a) Without the prior written consent of Akzo Nobel in each case, which consent will not be unreasonably withheld, there shall be no assignment, mortgaging, pledging, encumbrance, or other transfer by Tenant, by operation of law or otherwise, of this Lease or the term and estate hereby granted, or any part or the interest of Tenant in any Lease or the rentals thereunder, and the Premises shall not be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or sublet or used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant for any purpose. If at any time during the term Tenant or any assignee of the Lease, or any subleasee from Tenant or from any such assignee shall not be an individual, then (i) Tenant shall give Akzo Nobel prompt written notice of any change in the control of Tenant or any such assignee and shall require any such subleasee to so notify Akzo Nobel and (ii) any such change in control which results in Tenant or an assignee or subleasee being controlled by a competitor of Akzo Nobel shall permit Akzo Nobel to restrict the access of Tenant (or of such assignee or subleasee, as the case may be) to all buildings at Akzo Nobel's Site, other than Building C. Notwithstanding anything to the contrary above, to the extent that Tenant sells all or substantially all of its assets, to a party which does not compete against Akzo Nobel or any Akzo Nobel affiliate, no consent will be required for an assignment of this Lease. To the extent the purchaser competes against Akzo Nobel or an affiliate, consent will not be unreasonably withheld.

                  (b) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Akzo Nobel may collect rent from the assignee. If the Premises or any part thereof, are sublet or are used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Akzo Nobel may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Akzo Nobel may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 19(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of obligations under this Lease. The consent by Akzo Nobel to any assignment, mortgaging, subletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from the necessity of obtaining the express written consent of Akzo Nobel to any other or further assignment, mortgaging, or subletting or use or occupancy by others not expressly permitted by this Article. Tenant agrees to pay all reasonable counsel fees incurred by Akzo Nobel in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Premises or any part thereof requiring Akzo Nobel's consent. References in this Lease to use or occupancy by anyone other than Tenant shall be construed not as limited to subtenants and those claiming under or through subtenants but as including those persons as well as licensees and others claiming under or through Tenant, immediately or remotely.

                  (c) With respect to any proposed assignment of this Lease or proposed subletting to all or a portion of the Premises, Tenant shall submit to Akzo Nobel a request for consent to such assignment or Sublease together with the name and address of the proposed assignee or subleasee and such information as to its financial responsibility and standing as Akzo Nobel may require. Upon receipt of such request and upon the furnishing of such information by Tenant, Akzo Nobel shall have the option to cancel and terminate this Lease (i) completely, if the request was for an assignment of this Lease or for a subletting of all or substantially all (i.e., over 75%) of the Premises, for the balance of the Lease, or (ii) if such request was for a subletting of less than substantially all of the Premises, for the balance of the Term, then with respect to such portion.

                  (d) Akzo Nobel shall exercise such option to cancel and terminate by notice in writing to that effect to Tenant on or before the thirtieth (30th) business day after the date of Akzo Nobel's receipt of Tenant's request and of the information set forth above, and Akzo Nobel's notice shall set forth the date of cancellation, which date shall be not less than sixty (60) and not more than ninety (90) days from the date of the service of Akzo Nobel's notice. If such option is so exercised, then upon such date of cancellation the Lease, as to the entire Premises or the specified portion thereof, as the case may be, shall cease and terminate with the same force and effect as though the date set forth in the notice were the date set forth in this Lease as the expiration of the Term, and Tenant shall surrender possession of the entire Premises, or portion thereof, as the case may be, in accordance with the provisions of the Lease relating to surrender of the Premises at the expiration of the term. If Akzo Nobel exercises the option to cancel this Lease as to a portion of the Premises only, then this Lease shall remain in full force as to the remainder of the Premises, for the balance of the Term, except that the area of the Premises shall be reduced and Tenant's obligation to pay Base Rent and Electricity Charges shall be equitably abated.

                  (e) If Akzo Nobel does not exercise its option to cancel as aforementioned, then Tenant may assign or sublet all or a portion of the Premises, provided that Akzo Nobel has given its prior written consent and provided further that: (i) Tenant is not then in default hereunder; (ii) there shall be delivered to Akzo Nobel a duplicate original of an instrument in writing assigning this lease or subletting the Premises, duly executed by the assignor or subleasor and assignee or subleasee, as the case may be, in recordable form, containing therein an assumption by said assignee or an agreement by said subleasee to take subject to (and an agreement by Tenant to remain liable to Akzo Nobel for) all the terms and conditions of this Lease on the part of Tenant to be performed.

                  (f) The provisions of this Article 19 shall apply to each such proposed subletting, none of which shall be effective until all of the foregoing shall have been complied with. Notwithstanding any subletting, Tenant and any future subleasor shall remain liable for the full performance of all the terms and conditions of this Lease on the part of Tenant to be performed.

                  (g) Tenant specifically agrees that it will not, at any time, without giving Akzo Nobel prior notice, advertise or publicize in any way the availability of all or part of the Premises, or list or publicly advertise the Premises for subletting, through a broker, agent, or representative or otherwise.

                  (h) Anything to the contrary contained in this Article notwithstanding, Tenant may assign this Lease or sublet all or part of the Premises without Akzo Nobel's consent to any wholly-owned subsidiary or to any affiliate of Tenant which controls, is controlled by, or is under common control with Tenant (except if such entity competes with Akzo Nobel or an affiliate of Akzo Nobel as set forth above), provided, however, that no such assignment or subletting shall be effective against Akzo Nobel until Tenant has delivered to Akzo Nobel (i) a copy, certified by Tenant to be true, correct, and complete, of all instruments or documents or other writings executed or delivered in connection with such assignment or subletting and
(ii) evidence sufficient, in Akzo Nobel's reasonable judgment, to establish that such subleasee or assignee is a wholly-owned subsidiary of Tenant or is an affiliate of Tenant which controls, is controlled by, or is under common control with Tenant; and provided, further that Tenant shall remain fully liable for the performance of all the terms and conditions of this Lease on the part of Tenant to be performed. If the business of any such assignee or subleasee is the same as or substantially similar to the business conducted by Tenant and its affiliates on the date of this Lease, such assignee or subleasee shall be deemed not to be competing with Akzo Nobel or an affiliate of Akzo Nobel, for purposes of this Article. (i) Regarding any and all assignments or Leases to which Akzo Nobel does give its consent, Akzo Nobel shall be entitled to receive from Tenant, at the time or times such sums are received by Tenant, (i) fifty percent (50%) of the amount by which the rental received by Tenant from its assignee/subleasee exceeds the rental paid by Tenant to Akzo Nobel for such space and (ii) fifty percent (50%) of all other payments by such assignee or subleasee to Tenant which are attributable to the Premises or to its use or occupancy in excess of the fair market value (with regard to items such as furniture and trade fixtures), in either case net of Tenant's transaction costs (that is, legal fees, brokerage, free rent and costs of any work done by Tenant). In this connection, Tenant shall submit to Akzo Nobel, within ten (10) days after its execution, a copy, certified by Tenant to be true, correct, and complete, of any agreement of assignment or Lease for space in the Premises, and of each related agreement, setting forth in detail the rental and all other amounts paid or payable to Tenant.

          20. QUIET ENJOYMENT: Tenant, on paying the Base Rent, Electricity Charges and any Additional Charges and performing the covenants of this Lease on its part to be performed, may peaceably and quietly have, hold and enjoy the Premises for the term of this Lease.

          21. RULES AND REGULATIONS: Tenant shall abide by and observe the rules and regulations attached hereto as Exhibit G, as well as such other reasonable rules and regulations as may be promulgated from time to time by

Akzo Nobel for the operation, safety, security and maintenance of the Akzo Nobel Site within which the Premises are located; provided the same are not inconsistent with the provisions of this Lease, and provided further that a copy thereof is received by Tenant.

         22. ESTOPPEL CERTIFICATE: Tenant agrees, at any time and from time to time, upon not less than seven (7) business days' prior notice from Akzo Nobel, to execute, acknowledge and deliver to Akzo Nobel a statement in writing: (1) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (2) stating the dates to which the Base Rent, Electricity Charges and Additional Charges hereunder have been paid by Tenant; (3) stating whether or not Tenant has knowledge that Akzo Nobel is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if Tenant has knowledge of such a default, specifying each such default and (4) stating the address to which notices to Tenant shall be sent.


         23. COUNTERPARTS: This Lease has been executed in several counterparts, all of which constitute one and the same instrument. This Lease shall not be binding and in effect until at least one counterpart, duly executed by Akzo Nobel and Tenant, has been delivered to each party hereto.

         24. MECHANICS' LIENS: During the term of this Lease, Tenant shall promptly discharge by payment, bond or otherwise mechanics' liens filed against the Premises for work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of Tenant, except when the mechanics' liens are filed by a contractor, subcontractor, materialman or laborer of Akzo Nobel. Akzo Nobel will provide, if possible, Tenant with at least ten (10) days notice prior to incurring an expense for Tenant's account under this section. Tenant shall, within ten (10) business day after receipt of demand from Akzo Nobel reimburse Akzo Nobel for all costs (including, without limitation, court costs and reasonable attorneys' fees) incurred by Akzo Nobel in connection with any mechanics' liens filed against the Premises for work, labor, service or materials claimed to have been performed at or furnished to the Premises for or on behalf of Tenant.

         25. BROKERAGE: Akzo Nobel and Tenant each represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except Benson Commercial Realty and Cushman & Wakefield of Long Island, Inc. Akzo Nobel covenants and agrees to pay brokerage commission to said brokers in accordance with the agreement attached hereto as Exhibit H. Akzo Nobel hereby agrees to indemnify, defend and hold harmless Tenant from and against any claims by any persons claiming by through or under Akzo Nobel, for brokerage or agent's commissions, finder's or other fees relative to the negotiation and consummation of this Lease. Except as to Cushman & Wakefield in accordance with Exhibit H, Tenant agrees to indemnify, defend and hold harmless Akzo Nobel from and against any claims by any persons claiming by, through or under Tenant for brokerage, or agent's commissions, finder's or other fees relative to the consummation of this Lease.

         26. SECURITY: Tenant shall deliver to Akzo Nobel as soon as practicable following the execution of this Lease as security for Tenant's performance of all the terms, convenants and conditions contained in this Lease, an unconditional irrevocable commercial letter of credit ("LC") issued by a New York commercial bank which is a member of the New York Clearing House Association or a New York bank reasonably approved by Akzo Nobel ("Qualified Institution") in the amount of one hundred and twenty thousand dollars ($120,000) payable to the order Akzo Nobel with an expiration date of September 1, 1999. On or prior to September 1, 1999 Tenant shall deliver to Akzo Nobel a replacement LC with an expiration date of September 1, 2000, from a Qualified Institution in the amount of eighty thousand dollars ($80,000). On or prior to September 1, 2000, Tenant should deliver a replacement LC with an expiration date of September 1, 2001 from a Qualified Institution in the amount of forty thousand dollars ($40,000). In each instance, upon Tenant providing a replacement LC, Akzo Nobel shall simultaneously return to Tenant the prior LC. Each LC shall provide that it is payable to Akzo Nobel by one or more sight drafts accompanied by a writing purportedly signed by Akzo Nobel's President, Vice President or Treasurer stating that Tenant has defaulted beyond any applicable grace or cure period provided under this Lease. Each LC and replacement LC shall be consistent with this Section 26 and in such issuing bank's then standard form. Failure to provide timely the LC or any replacement LC shall constitute a default under this Lease. Akzo Nobel shall be authorized to draw upon and use the LC as security for Tenant's performance of all the terms, covenants and conditions contained in this Lease after the giving of any notice of default and the expiration of any applicable grace or cure period. The LC and any replacement LC may be transferred by Akzo Nobel to it's successors and assigns. The LC and each replacement LC shall remain in full force and effect notwithstanding any assignment of this Lease or subletting of the Demised Premises or any portion thereof by Tenant.

         27. MISCELLANEOUS: (a) No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall wherever possible, be cumulative in addition to all other remedies in law or equity which either party may have arising out of the default of the other party and failure to cure such default within the applicable grace period.

                  (b) Failure of either party to cure a default of the other under this Lease shall not render such non-defaulting party in any way liable therefor, or relieve the defaulting party from any of its obligations hereunder.

                  (c) If there is a conflict between the provisions of this Lease and the provisions of existing or future rules and regulations promulgated for Building C, the provisions of this Lease shall prevail and be binding on the parties.

                  (d) Tenant shall be permitted to use Akzo Nobel's cafeteria and conference center upon the terms and fees attached hereto as Exhibit I, which terms and fees may be reasonably amended by Akzo Nobel from time to time.



         28. BINDING AGREEMENT: This Lease shall bind and inure to the benefit of the parties hereto and their respective executors, distributees, heirs, representatives, and successors.

         29. ENTIRE AGREEMENT: This Lease contains the entire agreement of the parties and may not be modified except by an instrument in writing, which is signed by both parties.

         IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto as of the day and year first above written.



WITNESS:                 JUST TOYS, INC.

/s/ Seymour Rosenthal               By: /s/ Barry Shapiro
-------------------------              ---------------------------------

/s/ Robert J. Pagano                Title: President & CEO
-------------------------                 ------------------------------


WITNESS:                 AKZO NOBEL CHEMICALS INC.

/s/ Michele Evans                   By: /s/ Richard A. Lendecky
-------------------------              ---------------------------------

                                    Title: Site Controller
-------------------------                 ------------------------------

/s/                                 By: /s/ Kelly Triplett
-------------------------              ---------------------------------

                                    Title: V.P. of R&D, Location Manager
-------------------------                 ------------------------------

STATE OF NEW YORK                   )
COUNTY OF WESTCHESTER               ) ss:


         On this 16th day of December, 1997, before Leslie A. Diamond, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Barry Shapiro and known to me to be the President, and the CEO, respectively of the corporation described in and that executed the foregoing instrument, and also known to me to be the persons who executed the foregoing instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Westchester, State of New York, the day and year in this certificate first above written.



                                              /s/ Leslie A. Diamond
                                             ------------------------
                                                  Notary Public




STATE OF NEW YORK                   )
COUNTY OF WESTCHESTER               ) ss:


         On this 16th day of December, 1997, before Ann Magnotta, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Richard F. Lendecky, known to me to be the Site Controller, the corporation described in and that executed the foregoing instrument, and also known to me to be the person who executed the foregoing instrument on behalf of the corporation therein name, and acknowledged to me that such corporation executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Westchester, State of New York, the day and year in this certificate first above written.


                                              /s/ Ann Magnotta
                                             --------------------------
                                                 Notary Public

                               EXHIBITS TO LEASE






         A.       Floor Plan of the Premises

         B.       Site Plan

         C.       Work Letter

         D.       1998 Akzo Nobel Holiday Schedule

         E.       Akzo Nobel 1998 Rates for Optional Air Conditioning

         F.       Cleaning Specifications / Janitorial Services

         G.       Rules and Regulations

         H.       Brokerage Agreement

         I.       Amenities

                                   EXHIBIT A
                                   ---------

                          Floor Plan of the Premises

Attached.

                                   EXHIBIT B
                                   ---------

                                   Site Plan

Attached.

                                   EXHIBIT C

                          Work Letter - JUSTOYS Inc.
                          --------------------------

LANDLORD'S WORK

Landlord agrees at its sole expense and without charge to Tenant to do the following work, all of which shall be of new material, manufacture, design, capacity and finish selected by Landlord as Standard of the Building ("Building Standard"). Final plans shall be prepared at Landlord's sole expense by The Milowitz Office, Architecture & Planning, P.C., Landlord's architect. The final plans shall be substantially in accordance with Preliminary Layout dated November 20, 1997.

1.       PARTITIONS
         ----------

         A.       Tenant Interior Partitions

                  Partitions shall consist of 3-5/8" 25 gauge metal sutds spaced 16" o.c. with one layer of 1/2" gypsum board each side as per final plans. Metal studs shall extend from floor to ceiling height. Each side to be taped, compounded and prepared for paint or wallcovering.

         B.       Showroom

                  Partitions within showroom to be finished with "slatwall" around perimeter screwed through the gypsum board to the studs.

2.       DOORS, FRAMES AND HARDWARE
         --------------------------

         A.       Main entrance shall be a pair of glass Herculite doors.

         B. All interior partition doors will be 6'-8" in height by 1-3/4" in thickness, stain grade wood solid core, birch veneer with stain or clear urethane finish and width of 3'-0", and shall have lever handle passage latchsets and templated butt hinges.

         C. All door bucks are to be aluminum or steel knockdown type. All jointed heads on knockdown door bucks to be flush type.

         D. Landlord shall supply, in addition to exterior doors, up to three locksets on interior office doors. All keying shall conform to Landlord's master keying system.

3.       PAINTING AND WALL COVERING
         --------------------------

         A. Landlord shall paint all walls, non-acoustically treated ceilings, metal doors and door bucks, and all other masonry or metal surfaces. This painting shall consist of water base, flat on walls, and semi-gloss on doors, bucks and other metal surfaces. Colors for the initial painting of the dry walls partitioning may be selected by Tenant from Landlord's color chart. A finish schedule shall be provided to Landlord by Tenant.

         B. Landlord shall provide the Tenant with vinyl wallcovering for all wall surfaces in Reception and Executive suite. Tenant shall select form Landlord's Building Standard material list and samples.

         C. All walls shall receive 1 coat of primer and two coats of paint. Color to be selected by tenant.

4.       CARPENTRY
         ---------

         A. All tenant office partitions commencing at the window must about a window mullion.

         B. Landlord shall furnish and install coat closets indicated on the Tenant's plans consisting of one (1) stock wood shelf and one (1) standard chrome finished metal coat rod.

5.       FLOORS
         ------

         A. Furnish and install concrete floors in a good and workmanlike manner. All floors to be reasonably level, smooth and clean to receive their respective floor finish. Flash patching if required, for pitted and ridged areas will be done by Landlord at Landlord's expense.

         B. The Landlord shall furnish and install building standard carpet and vinyl base throughout the demised premises. The carpet shall be Spellbinder 26 ounce solution dyed nylon (same as ADL on second floor) or equal.

         C. In addition, the Tenant, at its option, may select as a substitute on, for installation in those areas so designated by the Tenant, a vinyl composition floor title (color throughout, standard grade) 12" x 12" x 1/8".

         D. Tenant may select one color for each room and a maximum of three colors for the floor. In addition, carpet borders similar to ADL will be installed where requested.

6.       CEILING
         -------

         A. All building standard acoustical ceilings to be a direct suspension Tee Bar grid system.

         B. Grid finish to be white enamel.

         C. Tile to be 2' x 4' x 3/4" fissured board.

         D. All acoustic ceiling tile and grids are to be new.

7.       LIGHTING

         A. Relocate existing light fixtures to provide for adequate lighting (1 fixture per 80 square fee) as per tenants plans.

         B. Furnish and install up to 16 light tracks with 3 heads each in showroom.

         C. Located of lighting fixtures shall conform to the ceiling grid, and shall not conflict with main "T's".

         D. Furnish and install all initial incandescent and flourescent lamps for all fixtures.

         E. Furnish and install all miscellaneous building standard fixtures, either flourescent or incandescent for such areas as mechanical spaces, toilets, stairwells, exits, etc., in the quantities to conform with the applicable Building Code.

         G. Landlord shall install up to eight high hats in the reception area.

8.       ELECTRICAL
         ----------

         A. Furnish and install in the locations designated in Tenant's Plans, standard electrical duplex wall receptacles with the required associated wiring facilities.

         B. Furnish and install all quiet type switches and associated wiring facilities required to service the ceiling lighting fixtures in the locations designated on Tenant's Plans.

         C. Above described wall receptacles will be furnished and installed on an average on one (1) per every seventy (70) feet of Tenant's Floor Space on the Demised Premises. Light switches in each room, and sufficient in number in open areas.

         D. In addition, to above, furnish and install four separate circuit 15 AMP outlets, as per final plans.

         E. Landlord shall supply, as required, necessary power supply and circuits to interconnect with Tenant's Systems Furniture.

         F. Notwithstanding anything to the contrary elsewhere contained, any and all installations pertaining to telephone and data communication installations such as power requirements, conduits, wire, outlets, etc., shall be performed by Tenant at Tenant's own cost and expense. Landlord shall provide tenant with 10 working days notice as to when tenants contractor can start installing telephone and data communications. Tenants contractor's shall complete work within 7 working days.

9.       PLUMBING
         --------

         A. Furnish and install pantry unit to consist of 6' wide by 2' deep plastic laminate counter with base and upper hanging cabinet, installation to include all roughing and piping, stainless steel sink with single lever and hot and cold water supply faucet. Included in above will be tap for water to coffee maker to be installed by Tenant's vendor.

10.      HEATING, VENTILATING AND AIR CONDITIONING
         -----------------------------------------

         A. Furnish and install a complete heating, ventilating and air conditioning system adapted to meet Tenant's partition plans.

11.      MISCELLANEOUS
         -------------

         A. Window Treatment: Landlord shall provide building standard blinds for all windows. All vanes shall be new.

         B. Perimeter Heat: All perimeter heating "covers" shall be cleaned, repaired and painted.

         C.       Retrofit existing bathrooms.

         D.       All permits shall be filed by the landlord.

         E.       All construction shall meet all Local and State Building
                  Codes.

                                   EXHIBIT D

                       1998 Akzo Nobel Holiday Schedule
                       --------------------------------


------------------------------------------------------------------------------
     HOLIDAY                                           DATES OBSERVED
------------------------------------------------------------------------------
New Years Day (1998)                             January 1, 1998 (Thursday)
------------------------------------------------------------------------------
Good Friday                                      April 10, 1998 (Friday)
------------------------------------------------------------------------------
Memorial Day                                     May 25, 1998 (Monday)
------------------------------------------------------------------------------
Independence Day                                 July 3, 1998 (Friday)
------------------------------------------------------------------------------
Labor Day                                        September 7, 1998 (Monday)
------------------------------------------------------------------------------
Thanksgiving Day                                 November 26, 1998 (Thursday)
------------------------------------------------------------------------------
Day after Thanksgiving                           November 27, 1998 (Friday)
------------------------------------------------------------------------------
Christmas Eve                                    December 24, 1998 (Thursday)
------------------------------------------------------------------------------
Christmas Day                                    December 25, 1998 (Friday)
------------------------------------------------------------------------------
New Years Day                                    January 1, 1999 (Friday)
------------------------------------------------------------------------------

                                   EXHIBIT E

                                  AKZO NOBEL
                                1998 RATES FOR
                           OPTIONAL AIR CONDITIONING




------------------------------------------------------------------------------
                        Labor Per Hour     Utilities Per Hour       Total Cost
------------------------------------------------------------------------------
Weekday                 $57.00             $56.00                   $113.00
(after 4:30 PM)
------------------------------------------------------------------------------
Saturday                $57.00             $56.00                   $113.00
(4 hours minimum
------------------------------------------------------------------------------
Sunday/Holiday          $76.00             $56.00                   $132.00
(4 hours minimum)
------------------------------------------------------------------------------

                                   EXHIBIT F

                            Cleaning Specifications


Janitorial Services
-------------------

Offices and Hallways

1. Empty trash containers - plastic liners supplied by Akzo must be in all trash containers.

2. Empty and clean ashtrays.

3. Sweep and dust mop using a treated cloth all tile floors.

4. Remove finger marks from doors, walls, woodwork and partitions.

Weekly Services
---------------

1. Vacuum all carpeted areas.

As Needed
---------

1. Spray buff all tile floors (as needed to maintain appearance).

Semi-Annual Services
--------------------

2. Strip and wax floors.

Restrooms
---------

Daily Services
--------------

1. Empty trash containers - plastic liners supplied by Akzo must be in all trash containers.

2. Thoroughly scrub and disinfect all toilets, sinks, urinals and showers, and bright work.

3. Sweep and dust mop all tile floors.

4. Damp mop floors.

5. In the ladies room, vacuum and wipe and couches/carpets.

6. Wipe top of vanity.

Weekly Services
---------------

1. Spray buff tile floors (as needed to maintain high appearance).

Semi-Annual Services
--------------------

1. Strip and wax tile floors.

                                   EXHIBIT G

                             Rules and Regulations
                             ---------------------

1. Tenant's employees shall contact Security during off-hours with reports of malfunctions, complaints or inquiries regarding operations.

2. Tenant's employees shall report their first arrival on and last departure from the premises to Security on off-hours and on weekends and holidays.

3. Tenant's employees shall be limited to their Premises, Cafeteria, Conference Facility, Private Dining Room, and areas providing access to these facilities.

4. Tenant's employees shall use the parking area provided according to the rules that may be established.

5. Tenant's employees shall wear prominently displayed identification provided by Landlord when in Landlord's facilities.

6. Automobiles of Tenant's employees shall display an identification tag to be provided by Landlord.

7. Tenant shall be informed of landlord's schedule of holidays when selected services will not be available.

8.       Tenant shall inform Landlord of their holiday schedule.

9. Tenant's employees, as well as its visitors and vendors, shall refrain from parking on Livingstone Avenue.

                                   EXHIBIT H

BCR
Benson
Commercial
Realty, Inc.

December 15, 1997

Mr. Richard Lendecky
Akzo-Nobel
5 Livingstone Avenue
Dobbs Ferry, NY 10522

Re: Commission Agreement for the Proposed Transaction with Just Toys, Inc. as Tenant at 20 Livingstone Avenue, Dobbs Ferry, NY

In the event that a lease is fully executed and delivered between Just Toys, Inc. and Akzo-Nobel, then Akzo-Nobel agrees to pay Benson Commercial Realty, Inc. ("BCR") and Cushman & Wakefield of Long Island, Inc. ("C&W") a commission as calculated below:

COMMISSION CALCULATION FOR PROPOSED TRANSACTION WITH JUST TOYS, INC.


         Gross Rent              Square Feet              Annual Rent           Commission Report

         $14.97                  12,500                   $155,937.50           $  155,937.50
         $15.25                  12,500                   $190,625.00           $  190,625.00
         $16.03                  12,500                   $200,375.00           $  200,375.00
         $16.31                  12,500                   $203,875.00           $  203,875.00
         $17.09                  12,500                   $213,625.00           $  213,625.00
         $17.37                  12,500                   $217,125.00           $  217,125.00
         $18.15                  12,500                   $226,875.00           $  226,875.00
         $18.43                  12,500                   $230,375.00           $  230,375.00
         $19.21                  12,500                   $240,125.00           $  240,125.00
         $19.49                  12,500                   $243,625.00           $  243,625.00
         $19.77                  12,500                   $ 41,187.50           $   41,187.50

                                 Total Rent                                     $2,163,750.00
                                 Average Annual Rent                            $  218,375.00

Commission Rates: Year 1 through and including 3:         6%
Commission Rates: Year 4 through and including 11:        3%
                                 Total for Term:          39.5%                          39.5%
                                 Commission:                                    $   85,468.13
Discounted Override to BCR @ 40%                                                $   34,187.25
         Total Commission payable by Akzo                                       $  119,655.38

In the event that additional landlord work is amortized into the transaction, then the commission calculated shall be adjusted accordingly.

Commission is due and payable fifty percent (50%) upon the execution and delivery of leases and fifty percent (50%) upon occupancy of the leased premises.

Akzo-Nobel shall pay both BCR and C&W by separate checks.

This agreement shall not be changed orally and shall insure to the benefit of each parties heir, assigns and successors.

If this expresses the agreement between the parties, then each party shall sign where indicated below.


Agreed and Accepted by:



/s/                                                          December 18, 1997
---------------------------------------                      -----------------
Akzo-Nobel                                                   Date



/s/                                                          December 16, 1997
---------------------------------------                      -----------------
Benson Commercial Realty, Inc.                               Date



 /s/                                                         December 16, 1997
---------------------------------------                      -----------------
Cushman & Wakefield of Long Island, Inc.                     Date

                                   EXHIBIT I

                                   Amenities


A.       Cafeteria and Catering

         1.       Display of Name Tags
                  --------------------

                  Just Toys, Inc. employees shall wear prominently displayed identification, to be provided by Akzo Nobel, when using the Cafeteria.

         2.       Meal Charges
                  ------------

                  Charges for meals served to Just Toys, Inc. employees shall be at either of two rates: a) the published, Akzo Nobel - subsidized rate, with Just Toys, Inc. paying an incremental charge of 67% of the subsidized rate, or b) the published rate escalated by 67% to be charged to Just Toys, Inc. employees, the method of charging to be at Just Toys, Inc. option.

         3.       Catering
                  --------

                  The Cafeteria contractor shall provide catering services to the Just Toys, Inc. Premises at a cost to be calculated as the published cost plus a surcharge of 67% of that cost.

B.       Conference Facilities
         ---------------------

Meeting facilities are available on the site for Just Toys, Inc. employees on a first-come, first-serve basis. Reservations must be in writing to the Site Controller/Site Service Manager at least one week in advance. Use fees for the various meeting rooms are shown on the schedule below. The fees include labor to set up and take down chair and table arrangements, provide projection equipment, etc. Rental of special tables, chairs and other equipment from outside vendors is not included. The fees shown are for periods from four hours duration to a full day. The fees may be changed by Akzo from time to time upon notice to Just Toys, Inc.

Facility                                                               Fee
--------                                                               ---

Auditorium                                                            $450.00
Cafeteria (after 2:00 PM)                                              350.00
Main Research Building 3rd Floor Training Room                         150.00
Private Dining Room                                                    150.00